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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

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1A-11-1

1A-11-2

1A-11-3

TaxDrop

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 30, 2021

To the Board of Directors of

ARMED FORCES BREWING COMPANY INC.

We consent to the inclusion in the forgoing Registration Statement on Form 1-A of ARMED FORCES BREWING COMPANY INC. (the "Company") of our report relating to our audit of the balance sheet as of December 31, 2020 and December 31, 2019 and statement of income, member's capital, and cash flows for the years then ended. Our audit opinion letter dated April 30, 2021, related to these financial statements, included an emphasis paragraph regarding an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Best,

Alice Cheng, CPA
CEO of TaxDrop LLC

TaxDrop

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 8, 2021

To the Board of Directors of

ARMED FORCES BREWING COMPANY INC.

We consent to the inclusion in the forgoing Registration Statement on Form 1-A of ARMED FORCES BREWING COMPANY INC. (the "Company") of our report relating to our audit of the balance sheet as of December 31, 2018 and December 31, 2019 and statement of income, member's capital, and cash flows for the years then ended. Our audit opinion letter dated February 24, 2021, related to these financial statements, included an emphasis paragraph regarding an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Best,

Alice Cheng, CPA
CEO of TaxDrop LLC